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                                                                   EXHIBIT 23.10



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement of our report dated February 25, 2000 included herein and to all references to our Firm included in this Post-Effective Amendment No. 1 to the registration statement.



                                          /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts



September 15, 2000